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                                                                     EXHIBIT 5.1

                                 VINSON & ELKINS
                              2300 FIRST CITY TOWER
                               1001 FANNIN STREET
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222


                                October 30, 2002

BMC Software, Inc.
2101 CityWest Boulevard
Houston, Texas  77042-2827


Ladies and Gentlemen:

         We have acted as counsel for BMC Software, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 3,000,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") pursuant to the BMC Software, Inc. 1996 Employee Stock Purchase Plan (the "Plan"). The shares of Common Stock that are to be issued under the Plan are collectively referred to herein as the "Shares."

         In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, as applicable, will be validly issued and are fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and the State of Texas, the Constitution of the State of Delaware and the General Corporation Law of the State of Delaware, as interpreted by federal courts and the courts of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                             Very truly yours,



                                             /s/ VINSON & ELKINS L.L.P.